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                                                                    EXHIBIT 10.3

[LETTERHEAD]


                        L E T T E R  O F  A G R E E M E N T

IEA/OLC(02)042                                               Paris, 9 April 2002

     Per-Christian Fett
     Fearnleys A/S
     P.O. Box 1158 Sentrum
     N-0107 Oslo
     Norway

     Dear Mr. Fett,

          Further to your request to Mieke Reece of the Energy Statistics Division of the IEA, dated 4 April 2002, I am pleased to inform you that the OECD/IEA hereby authorizes you to refer, in your prospectus relating to the introduction to listing of the shares of Golar LNG Limited in the US market, to page 1.7 of the IEA publication "Natural Gas Information (2001 edition)", using the following language:

          "Natural gas has been over the last two decades, and is expected to be, one of the world's fastest growing energy sources over the next 20 years. Already responsible for 25% of the world's energy supply, the International Energy Agency, or IEA, projects that demand for natural gas will rise by 2.7% per annum over the next two decades. According to the IEA, new power plants are expected to provide the majority of this incremental demand."

          This authorization is subject to the following conditions.

          - that the OECD/IEA receive 1 free copy of your prospectus including the hereabovementioned reference;

          - that you give full acknowledgement to the OECD/IEA as being the source of the material reproduced and, in conformity with the Universal Copyright Convention, that there be in your magazine a copyright notice in the following form:

               (C) OECD/IEA, 2001;

          The OECD/IEA makes no express or implied warranties concerning the publication or the authorization granted, particularly no warranty of accuracy or fitness for a particular purpose or use and no warranty against infringement of the proprietary or other rights of third parties.

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          The OECD/IEA shall not be liable for any damages or losses whatsoever in connection with or arising out of the use or publication of the hereabovementioned reference, and Fearnleys A/S would indemnify and hold the OECD/IEA harmless against all actions, claims, damages and costs occasioned to the OECD/IEA and arising out of any claim.

          This agreement will become effective upon our receipt of one copy thereof bearing your signature.

          I look forward to receiving confirmation of your approval of the agreement.

                                Yours sincerely,

                                /s/ Sylvie Decaen
                                  Sylvie Decaen
                            IEA Deputy Legal Counsel


     We agree ...

     Mr. Per-Christian Fett
     for Fearnleys A/S

     Date ...